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                                                                       EXHIBIT 5


             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                August 25, 1999

ACT Networks, Inc.
26707 West Agoura Road
Calabasas, California  91302


        Re: ACT Networks, Inc. Registration Statement for Offering of an
            aggregated of 600,000 Shares of Common Stock
            ------------------------------------------------------------

Ladies and Gentlemen:

        We have acted as counsel to ACT Networks, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an
(i) additional 200,000 shares of the Company's common stock ("Common Stock") authorized for issuance under the Company's 1997 Stock Incentive Plan (the "Incentive Plan") (ii) additional 250,000 shares of the Company's Common Stock authorized for issuance under the Company's 1997 Non-Executive Officer Stock Option/Stock Issuance Plan (the "Non-Officer Plan") and (iii) 150,000 shares of Common Stock issuable pursuant to the stock option granted to Mr. Uribe on February 23, 1999 (the "Option").

        This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the amendment of the Incentive Plan and the Non-Officer Plan and the grant of the Option. Based on such review, we are of the opinion that, if, as and when the shares of the Company's Common Stock are issued and sold (and the consideration therefor received) pursuant to (i) the provisions of the option agreements duly authorized under the Incentive Plan or the Non-Officer Plan or pursuant to the provisions of the Option and in accordance with the Registration Statement or
(ii) direct stock issuances duly-authorized under the Incentive Plan and Non-Officer Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

        This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Non-Officer Plan or the Option or the shares of the Company's Common Stock issuable under the Plans or the Option.

                                            Very truly yours,


                                            /s/ BROBECK, PHLEGER & HARRISON LLP
                                            -----------------------------------
                                            BROBECK, PHLEGER & HARRISON LLP